UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2012

DISH NETWORK CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	0-26176 (Commission File Number)	88-0336997 (IRS Employer Identification No.)

9601 SOUTH MERIDIAN BLVD. ENGLEWOOD, COLORADO (Address of principal executive offices)	80112 (Zip Code)

(303) 723-1000
(Registrant’s telephone number, including area code)

DISH DBS CORPORATION

(Exact name of registrant as specified in its charter)

COLORADO (State or other jurisdiction of incorporation)	333-31929 (Commission File Number)	84-1328967 (IRS Employer Identification No.)

9601 SOUTH MERIDIAN BLVD. ENGLEWOOD, COLORADO (Address of principal executive offices)	80112 (Zip Code)

(303) 723-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 26, 2012, DISH DBS Corporation (the “Company”), an indirect wholly-owned subsidiary of DISH Network Corporation, issued $1 billion additional aggregate principal amount of its 5.875% Senior Notes due 2022 (the “Additional Notes”) at an issue price of 100.750% plus accrued interest from May 16, 2012. The Additional Notes were issued as additional notes under an indenture (the “Indenture”), dated as of May 16, 2012, among the Company, the guarantors named on the signature page thereto (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee, pursuant to which the Company issued $1 billion aggregate principal amount of its 5.875% Senior Notes due 2022 on May 16, 2012 (together with the Additional Notes, the “Notes”). The Additional Notes were sold in a private placement to (1) “qualified institutional buyers” in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and (2) outside the United States to persons who are not “U.S. persons” (as defined in Rule 902 of Regulation S under the Securities Act) in compliance with Regulation S under the Securities Act. The Additional Notes and the Notes previously issued under the Indenture will be treated as a single class of debt securities under the Indenture.

The Notes bear interest at a rate of 5.875% per annum and mature on July 15, 2022. Interest on the Notes will be payable semi-annually on January 15 and July 15 of each year, commencing on January 15, 2013, to the holders of record of such Notes at the close of business on January 1 or July 1, respectively, preceding such interest payment date. The Indenture contains covenants that limit the Company’s ability and, in certain instances, the ability of certain of the Company’s subsidiaries, to, among other things: (i) incur additional debt; (ii) pay dividends or make distributions on the Company’s capital stock or repurchase the Company’s capital stock; (iii) make certain investments; (iv) create liens or enter into sale and leaseback transactions; (v) enter into transactions with affiliates; (vi) merge or consolidate with another company; and (vii) transfer and sell assets. These covenants include certain exceptions.

The Company, at its option, may at any time and from time to time redeem all or any portion of the Notes on not less than 30 and not more than 60 days’ prior notice mailed to the holders of the Notes to be redeemed. The Notes will be redeemable at a price equal to the principal amount of the Notes being redeemed, plus accrued and unpaid interest to the date of redemption and a “make-whole” premium calculated under the Indenture. The Company, at any time prior to July 15, 2015, may also redeem up to 35% of the Notes at a purchase price equal to 105.875% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, as of the date of redemption with the net cash proceeds from certain equity offerings or capital contributions.

The Indenture provides for customary events of default, including: nonpayment, breach of the covenants in the Indenture, payment defaults or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy, insolvency and reorganization. If any event of default occurs and is continuing under the Indenture, the trustee or the holders of at least 25% in principal amount of the then outstanding Notes issued pursuant to the Indenture may declare all the Notes issued pursuant to the Indenture to be due and payable immediately, together with interest, if any, accrued thereon.

Under the terms of a Registration Rights Agreement relating to the Additional Notes, the Company has agreed to register notes having substantially identical terms as the Additional Notes with the Securities and Exchange Commission as part of an offer to exchange freely tradable exchange notes for the Additional Notes.

The description set forth above is qualified in its entirety by the Indenture and the Registration Rights Agreement.

Copies of the Indenture and the Registration Rights Agreement are attached hereto as Exhibits 4.1 and 4.2, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
Exhibit 4.1

Indenture, relating to the Notes, dated as of May 16, 2012, among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.2 to DISH DBS Corporation’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 16, 2012 (Commission File No. 333-31929)).

Exhibit 4.2	Registration Rights Agreement, dated as of July 26, 2012, among the Company, the Guarantors and Deutsche Bank Securities Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

DISH NETWORK CORPORATION DISH DBS CORPORATION

Date: July 26, 2012	By:	/s/ R. Stanton Dodge
R. Stanton Dodge
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 4.1

Indenture, relating to the Notes, dated as of May 16, 2012, among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.2 to DISH DBS Corporation’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 16, 2012 (Commission File No. 333-31929)).

Exhibit 4.2	Registration Rights Agreement, dated as of July 26, 2012, among the Company, the Guarantors and Deutsche Bank Securities Inc.